Exhibit 99.01
Chairman's Report Annual Meeting of Shareholders Fiscal 2005 Robert D. Walter Chairman and Chief Executive Officer November 2, 2005

Forward-Looking and Adjusted Information Except for historical information, all other information in this presentation consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these risks and uncertainties are described in Cardinal Health's filings with the Securities and Exchange Commission, and include those listed at the end of today's press release. Cardinal Health undertakes no obligation to update or revise any forward-looking statement. In addition, statements in this presentation include adjusted financial measures governed by Regulation G. A reconciliation of these measures was furnished with this presentation on a Form 8-K filed today and has been posted on the investor relations page at www.cardinalhealth.com.

Agenda Company Overview Fiscal 2005 Summary Fiscal 2006 Perspective and Outlook Summary

Working together. For life. At Cardinal Health, everything we do has one ultimate purpose: to deliver solutions that help our customers fulfill their mission of providing better patient care. Manufacturer Pharmaceuticals Biotechnology Medical/Surgical/Lab Care Provider Hospitals Retail pharmacies Alternate care sites

Cardinal Health today $75 billion in revenue More than $2 billion in operating earnings* Operating cash flow of $2.85 billion Net debt/total capital of 11% 55,000 employees in 29 countries on 6 continents Market-leading products and services Broad offerings at every point on the continuum of care Fortune magazine Fortune 500 - Ranked No. 16 Fortune Global Most Admired - No.1 in our sector * Excludes special items. GAAP operating earnings were $1.8 billion.

Cardinal Health today $75 billion in revenue More than $2 billion in operating earnings* Operating cash flow of $2.85 billion Net debt/total capital of 11% 55,000 employees in 29 countries on 6 continents Market-leading products and services Broad offerings at every point on the continuum of care Fortune magazine Fortune 500 - Ranked No. 16 Fortune Global Most Admired - No.1 in our sector * Excludes special items. GAAP operating earnings were $1.8 billion.

FY05 challenges and highlights Challenges Major transition in pharmaceutical distribution model Regulatory Pyxis issues Sterile manufacturing execution Highlights Signed fee-for-service agreements with 100 pharmaceutical manufacturers, essentially completing model transition Demand remains strong Significant additions to management Successful integration of $2-billion Alaris acquisition Pyxis turnaround Launched One Cardinal Health

FY05 challenges and highlights Challenges Major transition in pharmaceutical distribution model Regulatory Pyxis issues Sterile manufacturing execution Highlights Signed fee-for-service agreements with 100 pharmaceutical manufacturers, essentially completing model transition Demand remains strong Significant additions to management Successful integration of $2-billion Alaris acquisition Pyxis turnaround Launched One Cardinal Health

Momentum into Q1 Revenue: $19.3 billion - strong demand in all segments Operating earnings continued to improve to $372 million Cash flow: $724 million Strong performance in Pharmaceutical Distribution, Medical Products & Services and Clinical Technologies & Services Introduced new Alaris and Pyxis products Created Healthcare Supply Chain Services business Launched major customer-service transition Continued challenge in sterile execution

FY06 and Long-Term Outlook Employees = inclusion and opportunity Customers = value added solutions Shareholders = financial value growth Our aspiration: Create superior value

Our strategic direction Integrated healthcare solutions Clear and unwavering focus on healthcare Deep understanding of customer needs Innovative capabilities to create differentiated solutions Solutions that profitably deliver customer value External-products/services and how we differentiate and deliver Internal-capabilities, businesses and support functions for realizing the competitive advantage potential of scale and breadth What it means Healthcare Solutions Integrated

Financial Goals Consolidated Results Long-Term FY 2006 Target* Target* Revenue + 8 - 10% In line Earnings per share + 12 - 15% $3.30 - $3.55 Return on Equity 15 - 20% In line Operating Cash Flow (OCF) > 100% of Net Income Above Cash Returned to Shareholders Up to 50% of OCF In line Credit Rating "A-" or better Continued progress from BBB * Goals exclude special items, non-recurring and other items, and, for fiscal 2006, equity compensation expenses.

Summary Health care remains an attractive, growth industry Cardinal Health emerged from FY05 a stronger, more customer-focused company Market-leading positions continues to drive customer demand Bright future with integrated health-care solutions strategy

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